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Exhibit 10.15

                      October    , 2001

Vertecon Inc.
The Shareholders of Vertecon Inc.
c/o Vertecon Inc.
622 Emerson Road
Suite 400
St. Louis, MO 63141

Gentlemen:

        Reference is made to the Agreement and Plan of Merger dated as of October    , 2001 (the "Agreement") by and among Perficient, Inc. ("Parent"), Primary Webworks, Inc., d/b/a Vertecon Inc. (the "Company"), Perficient Vertecon, Inc. ("Sub") and certain shareholders of the Company listed on the signature pages thereto. Capitalized terms referred to herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement.

        In connection with the Agreement and in consideration of the Company and the Shareholders entering into the Agreement and the transactions contemplated thereby, each of the undersigned hereto irrevocably agrees that he shall vote or cause to be voted (in person or by proxy) all of his or its shares of Parent Common Stock beneficially owned by him or it at each Special or Annual Meeting of Shareholders of Parent in which such matters are considered and subject to a vote (each, a "Meeting"), in favor of (i) the issuance of shares of Parent Common Stock in payment of the Stock Price as provided in Section 1.05(a) of the Merger Agreement, and (ii) such other matters that come before the Meeting concerning the Agreement and the transactions contemplated thereby, or any adjournment thereof, that are required to be approved by the shareholders of Parent. Each party to this letter agreement agrees not to grant any proxy or enter into any agreements inconsistent with this letter agreement. This agreement shall be governed by Delaware law and may be executed in counterparts. This agreement shall automatically terminate upon the consummation of the transactions contemplated by the Agreement.

Very truly yours,

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  Exhibit 10.15